Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182609) of Legg Mason, Inc. of our report dated June 21, 2013 relating to the financial statements of The Legg Mason Profit Sharing and 401(k) Plan and Trust as of December 31, 2012 and 2011 and for the year ended December 31, 2012, which appears in this Form 11-K.

/s/ Stout, Causey & Horning, P.A.

Sparks, Maryland

June 21, 2013

A Member of SC&H Group, LLC

Phone: (410) 403-1500 ¿ Toll Free: (800) 832-3008 ¿ Fax: (410) 403-1570 ¿ Web: www.SCandH.com